LULULEMON ATHLETICA INC. ANNOUNCES FIRST QUARTER FISCAL 2008 RESULTS
First Quarter Net Revenue Increases 75% to $78.2 million
First Quarter Diluted EPS of $0.12
Updates Guidance for Fiscal 2008
Vancouver, Canada — June 2, 2008 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced financial results for the thirteen weeks ended May 4, 2008.
For the thirteen weeks ended May 4, 2008:
•	Net revenue increased 75% to $78.2 million from $44.8 million for the first quarter of fiscal 2007. Net revenue from corporate-owned stores was $70.6 million, an increase of 86% from $38.0 million for the first quarter of fiscal 2007, with comparable-store sales increasing 28% compared to the first quarter of fiscal 2007, or 15% on a constant-dollar basis.

•	Gross profit as a percentage of net revenue increased 260 basis points to 53.1% of net revenue from 50.5% of net revenue in the first quarter of fiscal 2007.

•	Income from operations was $11.7 million, or 15.0% of net revenue, compared to $6.8 million, or 15.3% of net revenue, in the first quarter of fiscal 2007.

•	Diluted earnings per share were $0.12 on net income of $8.5 million, compared to diluted earnings per share of $0.05 on net income of $3.5 million in the first quarter of fiscal 2007.
Robert Meers, lululemon’s CEO stated: “We are pleased with the continued momentum of our business through the first quarter despite the overall consumer environment. The investments into our systems and people position us well to gain market share as we continue to expand our store base in the United States and migrate into ecommerce next year.” Mr. Meers continued: “For me, it is gratifying to know that an extremely strong foundation is in place at lululemon, and a talented new CEO will be leading the organization into the future starting this second quarter.”
Christine Day, lululemon’s CEO designate stated: “Along with our strong results in the first quarter, we were able to make some important senior level management hires and successfully implement the first phase of our systems upgrade. We also plan to make additional strategic investments in our long term growth that will result in a slightly reduced EPS outlook for fiscal 2008. That said, we will continue to strive to deliver exceptional results, attracting new guests to our brand through our unique culture, store experience and distinctive community-based approach to retail. I am extremely encouraged about our long term growth and future.”
Updated Guidance
Based on the results from our first fiscal quarter and our outlook for the balance of the year, the Company now expects diluted earnings per share for fiscal 2008 to be $0.68-$0.71 versus previous guidance of $0.70-$0.72.
This guidance continues to be based on anticipated comparable store sales growth of low teens; or high single digits on a constant dollar basis, and 35 planned new store openings in North America. Due to strong sales at new stores not in the comp base, coupled with an earlier than anticipated new store opening calendar for this year, we are raising revenue guidance to between $380 million and $385 million versus previous guidance of $370 million to $375 million. The lower earnings outlook is primarily a result of incremental hires and other strategic initiatives.
The Company expects an effective tax rate in the low 30% range for the full year and anticipates diluted weighted average shares outstanding of 71.7 million for 2008. Fiscal 2008 earnings guidance includes a charge of approximately $0.02 per share resulting from the Company’s planned closure of its four stores currently operating in Japan.

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The Company’s long-term growth targets continue to be net revenue growth of approximately 25% and diluted EPS growth in excess of 25%.
Conference Call Information
A conference call to discuss first quarter results is scheduled for today, June 2, 2008, at 4:30 PM Eastern Time. Investors interested in participating in the call are invited to dial (877) 440-5788 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.lululemon.com.
About lululemon athletica inc.
lululemon athletica (NASDAQ: LULU; TSX: LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, http://www.lululemon.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition, financial results or results of operations, our prospects and strategies for future growth, both in North America and internationally, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to identify suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States or in other markets, or expand into new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; the possibility that a general economic slowdown could adversely affect our results of operations and growth plans; increasing competition, which may cause us to reduce the prices of our products or to increase significantly our marketing efforts to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and other risk factors detailed in our filings with the Securities and Exchange Commission, including the risk factors contained in our fiscal 2007 Annual Report on Form 10-K filed with the SEC and other filings we make with the SEC. Our filings with the SEC are available at http://www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contacts:
Investors
ICR
Joseph Teklits
203.682.8258
Media
FD
Evan Goetz, Diane Zappas
212.850.5600

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Exhibit (1)
lululemon athletica inc.
Condensed Consolidated Statements of Operations
Expressed in thousands of dollars except per share amounts
(Unaudited)

	Thirteen Weeks	Three Months
	Ended	Ended
	May 4, 2008	April 30, 2007
Net revenue	$78,167	$44,789

Costs of goods sold	36,645	22,178

Gross Profit	41,522	22,611
As a percent of revenues	53.1%	50.5%

Selling, general and administrative expenses	29,802	15,763
As a percent of revenues	38.1%	35.2%

Income from operations	11,720	6,848
As a percent of revenues	15.0%	15.3%

Other expense (income), net	(454)	(107)

Income before income taxes	12,174	6,955

Provision for income tax	3,753	3,449
Non-controlling interest	(55)	(36)

Net income	$8,476	$3,542

Earnings per share:
Basic	$0.13	$0.05
Diluted	$0.12	$0.05

Weighted average outstanding:
Basic	67,678,349	65,225,819
Diluted	71,650,999	66,060,218

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Exhibit (2)
lululemon athletica inc.
Condensed Consolidated Balance Sheets
Expressed in thousands of dollars
(Unaudited)

	May 4,	February 3,
	2008	2008
ASSETS
Current assets
Cash and cash equivalents	$34,062	$53,339
Inventories	55,048	39,092
Other current assets	7,765	5,475

Total current assets	96,875	97,906

Property and equipment, net	49,062	44,039

Goodwill and intangible assets, net	7,670	8,124

Other assets	5,717	5,023

Total assets	$159,324	$155,092

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,852	$5,200
Other current liabilities	25,349	24,902
Income taxes payable	—	5,720

Total current liabilities	30,201	35,822

Other non-current liabilities	7,546	7,236

Stockholders’ equity	121,577	112,034

Total liabilities and stockholders’ equity	$159,324	$155,092